UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2006

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2006 the Compensation Committee of the Board of Directors of Chiquita Brands International, Inc. approved a mortgage subsidy arrangement to assist the relocation of Tanios Viviani, President of the Company’s Fresh Express packaged salad and fresh cut fruit business, from Cincinnati, Ohio to Salinas, California. Effective upon his purchase of a home in the Salinas area, Chiquita will subsidize Mr. Viviani’s mortgage payments for the first five years, by paying a portion of his monthly mortgage payment corresponding to the difference between the actual monthly payment and the monthly payment applicable to a mortgage at a subsidized rate. The subsidies approved are a decrease in the mortgage interest rate of 5, 4, 3, 2, and 1 percentage points in the first, second, third, fourth and fifth years, respectively. The subsidy payments would be discontinued upon termination of Mr. Viviani’s employment with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

January 10, 2006	By:	/s/ Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel & Secretary